Exhibit 99.1

PHH Corporation Announces Third Quarter 2011 Financial Results

Mt. Laurel, NJ — November 1, 2011 (Business Wire) — PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) today announced financial results for the three and nine month periods ended September 30, 2011.

Third Quarter 2011 Highlights

•                  GAAP net loss of $148 million, or $2.62 per share.

•                  Core earnings (after-tax)* of $64 million and Core earnings per share* of $1.14.

•                  Interest Rate Lock Commitments (IRLCs) expected to close of $11.4 billion.

•                  Unpaid principal balance (UPB) of capitalized mortgage servicing portfolio of $144 billion at September 30, 2011.

•                  Fleet segment profit of $21 million.

•                  Tangible book value per share* of $24.28 at September 30, 2011.

Jerry Selitto, president and chief executive officer, commented, “We experienced a surge of refinancing in the third quarter that increased volume in our Mortgage Production segment and enabled higher margins. Our Fleet segment also continues to be a key contributor to our consolidated results, producing segment profit growth of 24% from the third quarter 2010. We have significant runway for growth in both of our businesses and we are increasingly well-positioned to benefit once the housing and mortgage markets turn around and interest rates begin to rise. We remain focused on profitable growth and the creation of long-term value for our shareholders.”

Summary Consolidated Results

(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net revenues	$384	$572	$1,565	$1,520
Loss before income taxes	(242)	(2)	(223)	(198)
Net loss attributable to PHH Corporation	(148)	(8)	(140)	(133)

Basic loss per share attributable to PHH Corporation	$(2.62)	$(0.14)	$(2.48)	$(2.39)

Non-GAAP Results*
Core earnings (pre-tax)	$108	$180	$212	$258
Core earnings (after-tax)	64	109	127	150
Core earnings per share	$1.14	$1.96	$2.25	$2.70

GAAP and Core Earnings Results

For the quarter ended September 30, 2011, PHH Corporation reported a GAAP net loss of $148 million or $2.62 per share. Core earnings (after-tax) for the quarter ended September 30, 2011, was $64 million. Core earnings per share for the quarter ended September 30, 2011, was $1.14.  Core earnings (after-tax) and Core earnings per share are financial measures that are not in accordance with GAAP and are designed to measure the Company’s financial performance excluding unrealized changes in value of Mortgage Servicing Rights (MSR) that are based upon projections of expected future cash flows.  Core earnings (after-tax) and Core earnings per share also exclude realized and unrealized changes in fair value of derivatives related to the MSR, if any. See the Note Regarding Non-GAAP Financial Measures below for a detailed description of these and certain other non-GAAP financial measures and reconciliations of such non-GAAP financial measures to their most directly comparable GAAP financial measures as required by Regulation G.

Segment Results

(In millions)

	Third Quarter 2011					Third Quarter 2010
	Mortgage Production Segment	Mortgage Servicing Segment	Fleet Management Services Segment	Other	Total PHH Corporation	Total PHH Corporation
Net fee income	$68	$—	$42	$—	$110	$113
Fleet lease income	—	—	370	—	370	342
Gain on mortgage loans	203	—	—	—	203	265
Mortgage net finance expense	(8)	(16)	—	—	(24)	(18)
Loan servicing income (1)	—	112	—	—	112	105
MSR fair value adjustments:
MSRs prepayments and recurring cash flows (2)	—	(49)	—	—	(49)	(57)
Market-related (3)	—	(353)	—	—	(353)	(191)
Credit-related (4)	—	(8)	—	—	(8)	(6)
Net derivative gain related to MSRs	—	1	—	—	1	—
Other income	1	1	20	—	22	19
Net revenues	264	(312)	432	—	384	572
Depreciation on operating leases	—	—	307	—	307	307
Fleet interest expense	—	—	20	(1)	19	24
Foreclosure-related charges	—	20	—	—	20	8
Other expenses	159	36	84	1	280	235
Total expenses	159	56	411	—	626	574
Income (loss) before income taxes	105	(368)	21	—	$(242)	$(2)
Less: income attributable to noncontrolling interest	10	—	—	—
Segment profit (loss)	$95	$(368)	$21	$—

(1)   Loan servicing income includes net reinsurance loss of $8 million and $4 million for the three months ended September 30, 2011 and 2010 respectively.

(2)   Represents the reduction in the fair value of MSRs due to actual prepayments and the receipt of recurring cash flows.

(3)   Represents the Change in fair value of mortgage servicing rights due to changes in market inputs and assumptions used in the valuation model. The fair value of our MSRs is estimated based upon projections of expected future cash flows from our MSRs considering prepayment estimates, our historical prepayment rates, portfolio characteristics, interest rates based on interest rate yield curves, implied volatility and other economic factors.

(4)   Represents the Change in fair value of mortgage servicing rights primarily due to the impact of changes in estimated portfolio delinquencies and foreclosures.

Mortgage Production and Mortgage Servicing

Mortgage Production Segment Profit

Mortgage Production segment profit in the third quarter 2011 was $95 million, 41% less than the third quarter of 2010 but up from $25 million in the second quarter 2011.  Both the third quarter 2011 and the prior year third quarter reflect refinancing surges and resulted in increases in sequential quarter IRLCs expected to close.

Mortgage Servicing Segment Loss

Mortgage Servicing segment loss in the third quarter 2011 was $368 million.  The segment loss reflects $361 million in market-related and credit-related negative fair value adjustments on our mortgage servicing rights, driven primarily by lower mortgage rates and expectations of an extended period of low interest rates.  This compares to market-related and credit-related negative fair value adjustments on our MSR of $197 million in the third quarter 2010 and $117 million in the second quarter 2011.

Interest Rate Lock Commitments

IRLCs expected to close of $11.4 billion in the third quarter 2011 represented a 52% increase from the second quarter 2011, reflecting strong refinancing volume.  IRLCs expected to close, however, declined from $14.4 billion in the third quarter 2010 due to that quarter’s refinance activity having commenced earlier in the quarter and at activity levels in excess of the third quarter 2011.

Mortgage Closing Volume

Total mortgage closing volume was $12.7 billion of which 67% was retail and 33% was wholesale/correspondent.  This volume represents a 31% increase from the second quarter 2011 and a 1% increase over the third quarter 2010.

Total Pricing Margins

In the third quarter 2011, total pricing margins on IRLCs expected to close increased 47 basis points to 288 basis points relative to the second quarter 2011, reflecting the sequential quarter increase in industry originations and refinancing activity.  These margins, however, reflected a decrease from the 312 basis points achieved in the third quarter 2010, which reflected an even greater level of industry originations experienced in that quarter.

Unpaid Principal Balance of Mortgage Servicing Portfolio

At September 30, 2011, the Unpaid Principal Balance (UPB) of our capitalized servicing portfolio was $144.3 billion, a 9% increase over the UPB at the end of the third quarter 2010 and a 1% increase over the UPB at the end of the second quarter 2011. Also at September 30, 2011, the UPB of our total loan servicing portfolio was $178.1 billion, a 12% increase over the UPB at the end of the third quarter 2010 and a 3% increase over the UPB at the end of the second quarter 2011. These increases reflect the greater than 100% MSR replenishment rate we have experienced each quarter over the past year. UPB of our capitalized servicing portfolio is a key driver of future servicing cash flow and reflective of the sustainability and growth of our mortgage servicing business.

Mortgage Servicing Rights

At September 30, 2011, the fair value of our mortgage servicing rights was $1.2 billion, a decline of 21% from the balance at the end of the second quarter 2011, driven primarily by negative fair value adjustments.  This change reflects $100 million in MSR added from the capitalization of new servicing rights retained from sold loans, and $410 million in negative fair value adjustments.  The negative fair value adjustments in the quarter consisted of $49 million in MSR prepayments and recurring cash flows, $353 million in market-related adjustments (primarily from additional projected prepayments resulting from declining interest rates) and $8 million in credit-related adjustments.  The combined market-related and credit-related negative fair value adjustments were $361 million during the third quarter 2011 compared to $197 million during the third quarter of 2010.

Hedging

During the third quarter of 2011, the Company put on an aggregate $1 billion notional amount of hedges related to the MSR, representing less than 1% of the total unpaid principal balance of the capitalized MSR portfolio.  For the third quarter ended September 30, 2011, the Company recorded a $1 million gain related to such hedging instruments.  There were no open derivatives related to the MSR for the third quarter ended September 30, 2010.

Fleet Management Services

Segment Profit

Fleet Management Services segment profit was $21 million in the third quarter 2011, up 24% from the third quarter 2010, reflecting higher leasing income and fee-based revenues.  Third quarter 2011 segment profit was $4 million greater than in the third quarter 2010 and $2 million greater than in the second quarter 2011.

Fleet Lease Income/Other Expenses

Fleet lease income increased by $28 million in the third quarter 2011 compared to the third quarter 2010, the result of a $31 million increase in lease syndication revenue that was substantially offset by a corresponding increase in other expenses, primarily due to higher costs of goods sold related to the lease syndications, and also offset by a decrease in lease revenue attributable to fewer units under lease.

Fleet Management Fees

Fleet management fees increased to $42 million in the third quarter 2011 from $38 million in the prior year quarter, reflecting an increase in fee-for-service unit counts.  Maintenance service, fuel, and accident management average units all increased in third quarter 2011 compared to third quarter 2010 despite a 6% decline in the number of leased vehicles, reflecting our strategy to increase penetration of our accounts with fee-based services.

Conference Call/Webcast

The Company will host a conference call at 10:00 a.m. (Eastern Time) on Wednesday, November 2, 2011, to discuss its third quarter 2011 results.  All interested parties are welcome to participate. You can access the conference call by dialing (888) 455-2238 or (719) 325-2457 and using the conference ID 4951297 approximately 10 minutes prior to the call. The conference call will also be webcast at www.phh.com in the investors section under webcasts and presentations.

An investor presentation with supplemental schedules will be available by visiting the Investor Relations page of PHH’s website at www.phh.com on November 2, 2011, prior to the conference call.

A replay will be available shortly after the call through November 16, 2011, by dialing (888) 203-1112 or (719) 457-0820 and using conference ID 4951297 or by logging on to the company’s website.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation (NYSE: PHH) is a leading provider of business process management services for the mortgage and fleet industries. Its subsidiary, PHH Mortgage, is one of the top five retail originators of residential mortgages in the United States(1), and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. PHH has more than 5,000 employees dedicated to delivering premier customer service and providing value-added solutions to its clients. For additional information about PHH and its subsidiaries, please visit the Company’s website at www.phh.com.

(1) Inside Mortgage Finance, Copyright 2011

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events.  All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.  Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note

Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Such periodic reports are available in the “Investors” section of our website at http://www.phh.com and are also available at http://www.sec.gov.  Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Contact Information:

Investors

Jim Ballan

jim.ballan@phh.com

856-917-4311

Media

Jonathan T. McGrain

jonathan.mcgrain@phh.com

856-917-0066

PHH CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues
Mortgage fees	$68	$75	$210	$193
Fleet management fees	42	38	128	116
Net fee income	110	113	338	309
Fleet lease income	370	342	1,050	1,030
Gain on mortgage loans, net	203	265	381	509
Mortgage interest income	24	29	82	69
Mortgage interest expense	(48)	(47)	(150)	(126)
Mortgage net finance expense	(24)	(18)	(68)	(57)
Loan servicing income	112	105	337	303
Change in fair value of mortgage servicing rights	(410)	(254)	(601)	(626)
Net derivative gain related to mortgage servicing rights	1	—	1	—
Valuation adjustments related to mortgage servicing rights, net	(409)	(254)	(600)	(626)
Net loan servicing loss	(297)	(149)	(263)	(323)
Other income	22	19	127	52
Net revenues	384	572	1,565	1,520

Expenses
Salaries and related expenses	124	127	375	360
Occupancy and other office expenses	14	16	44	45
Depreciation on operating leases	307	307	922	921
Fleet interest expense	19	24	60	72
Other depreciation and amortization	7	6	19	17
Other operating expenses	155	94	368	303
Total expenses	626	574	1,788	1,718

Loss before income taxes	(242)	(2)	(223)	(198)
Income tax benefit	(104)	(9)	(100)	(87)
Net (loss) income	(138)	7	(123)	(111)
Less: net income attributable to noncontrolling interest	10	15	17	22
Net loss attributable to PHH Corporation	$(148)	$(8)	$(140)	$(133)
Basic and diluted loss per share attributable to PHH Corporation	$(2.62)	$(0.14)	$(2.48)	$(2.39)

PHH CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	September 30,	December 31,
	2011	2010

ASSETS
Cash and cash equivalents	$84	$195
Restricted cash, cash equivalents and investments	528	531
Mortgage loans held for sale	2,699	4,329
Accounts receivable, net	729	573
Net investment in fleet leases	3,414	3,492
Mortgage servicing rights	1,198	1,442
Property, plant and equipment, net	59	46
Goodwill	25	25
Other assets (1)	599	637
Total assets	$9,335	$11,270

LIABILITIES AND EQUITY
Accounts payable and accrued expenses	$437	$521
Debt	6,561	8,085
Deferred taxes	621	728
Other liabilities	274	358
Total liabilities	7,893	9,692
Commitments and contingencies	—	—

Total PHH Corporation stockholders’ equity	1,427	1,564
Noncontrolling interest	15	14
Total equity	1,442	1,578
Total liabilities and equity	$9,335	$11,270

(1)              Other assets include intangible assets of $34 million and $36 million as of September 30, 2011 and December 31, 2010, respectively.

Segment Results

(In millions)

	Nine Months Ended September 30, 2011					Nine Months Ended September 30, 2010
	Mortgage Production Segment	Mortgage Servicing Segment	Fleet Management Services Segment	Other	Total PHH Corporation	Total PHH Corporation
Net fee income	$210	$—	$128	$—	$338	$309
Fleet lease income	—	—	1,050	—	1,050	1,030
Gain on mortgage loans	381	—	—	—	381	509
Mortgage net finance expense	(18)	(48)	—	(2)	(68)	(57)
Loan servicing income (1)	—	337	—	—	337	303
MSR fair value adjustments:
MSRs prepayments and recurring cash flows (2)	—	(148)	—	—	(148)	(148)
Market-related (3)	—	(455)	—	—	(455)	(453)
Credit-related (4)	—	2	—	—	2	(25)
Net derivative gain related to MSRs	—	1	—	—	1	—
Other income	74	(2)	55	—	127	52
Net revenues	647	(313)	1,233	(2)	1,565	1,520

Depreciation on operating leases	—	—	922	—	922	921
Fleet interest expense	—	—	63	(3)	60	72
Foreclosure-related charges	—	59	—	—	59	51
Other expenses	458	95	192	2	747	674
Total expenses	458	154	1,177	(1)	1,788	1,718

Income (loss) before income taxes	189	(467)	56	(1)	$(223)	$(198)
Less: income attributable to noncontrolling interest	17	—	—	—
Segment profit (loss)	$172	$(467)	$56	$(1)

(1)	Loan servicing income includes net reinsurance loss of $15 million and $17 million for the nine months ended September 30, 2011 and 2010 respectively.

(2)	Represents the reduction in the fair value of MSRs due to actual prepayments and the receipt of recurring cash flows.

(3)

Represents the Change in fair value of mortgage servicing rights due to changes in market inputs and assumptions used in the valuation model. The fair value of our MSRs is estimated based upon projections of expected future cash flows from our MSRs considering prepayment estimates, our historical prepayment rates, portfolio characteristics, interest rates based on interest rate yield curves, implied volatility and other economic factors.

(4)	Represents the Change in fair value of mortgage servicing rights primarily due to the impact of changes in estimated portfolio delinquencies and foreclosures.

Mortgage Production Segment

(In millions, except average loan amount)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2011	2010	Change	2011	2010	Change
Loans closed to be sold	$9,552	$9,976	(4)%	$26,082	$23,309	12%
Fee-based closings	3,197	2,702	18%	10,244	7,251	41%
Total closings	$12,749	$12,678	1%	$36,326	$30,560	19%

Purchase closings	$6,211	$5,361	16%	$16,078	$14,954	8%
Refinance closings	6,538	7,317	(11)%	20,248	15,606	30%
Total closings	$12,749	$12,678	1%	$36,326	$30,560	19%

Fixed rate	$9,139	$10,134	(10)%	$25,804	$24,016	7%
Adjustable rate	3,610	2,544	42%	10,522	6,544	61%
Total closings	$12,749	$12,678	1%	$36,326	$30,560	19%

Retail closings	$8,597	$8,567	—	$25,373	$22,096	15%
Wholesale/correspondent closings	4,152	4,111	1%	10,953	8,464	29%
Total closings	$12,749	$12,678	1%	$36,326	$30,560	19%

Average loan amount	$257,872	$239,585	8%	$256,977	$236,026	9%
Loans sold	$8,579	$9,293	(8)%	$28,307	$21,952	29%
Applications	$22,704	$27,166	(16)%	$49,006	$55,323	(11)%
IRLCs expected to close	$11,429	$14,361	(20)%	$23,974	$29,160	(18)%

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2011	2010	Change	2011	2010	Change
Mortgage fees	$68	$75	(9)%	$210	$193	9%
Gain on mortgage loans, net	203	265	(23)%	381	509	(25)%
Mortgage net finance expense	(8)	(4)	(100)%	(18)	(13)	(38)%
Other income	1	—	100%	74	1	n/m (1)
Net revenues	264	336	(21)%	647	690	(6)%
Total expenses	159	160	(1)%	458	433	6%
Income before income taxes	105	176	(40)%	189	257	(26)%
Less: net income attributable to noncontrolling interest	10	15	(33)%	17	22	(23)%
Segment profit	$95	$161	(41)%	$172	$235	(27)%

(1)   n/m —Not meaningful

Mortgage Servicing Segment

($ In millions)

	As of September 30,
	2011	2010	Change
Ending total loan servicing portfolio	$178,129	$159,411	12%
Number of loans serviced	1,048,291	980,717	7%
Ending capitalized loan servicing portfolio	$144,275	$131,909	9%
Capitalized servicing rate	0.83%	0.82%	—
Capitalized servicing multiple	2.8	2.7	—
Weighted-average servicing fee (in basis points)	30	30	—

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2011	2010	Change	2011	2010	Change
Average total loan servicing portfolio	$176,019	$157,479	12%	$172,298	$154,762	11%
Average capitalized loan servicing portfolio	143,396	$130,937	10%	140,909	129,480	9%
Payoffs and principal curtailments of capitalized portfolio	6,014	$7,053	(15)%	16,980	17,037	—

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2011	2010	Change	2011	2010	Change
Mortgage net finance expense	$(16)	$(13)	(23)%	$(48)	$(42)	(14)%
Loan servicing income	112	105	7%	337	303	11%
Valuation adjustments related to mortgage servicing rights, net	(409)	(254)	(61)%	(600)	(626)	4%
Other income (expense)	1	2	(50)%	(2)	3	n/m (1)
Net revenues	(312)	(160)	(95)%	(313)	(362)	14%
Foreclosure-related charges	20	8	150%	59	51	16%
Other expenses	36	27	33%	95	79	20%
Total expenses	56	35	60%	154	130	18%
Segment loss	$(368)	$(195)	(89)%	$(467)	$(492)	5%

Portfolio Delinquency(2)

	September 30, 2011		December 31, 2010
	Number of Loans	Unpaid Balance	Number of Loans	Unpaid Balance
30 days	2.15%	1.81%	2.36%	2.01%
60 days	0.56%	0.50%	0.67%	0.60%
90 or more days	0.96%	0.93%	1.21%	1.27%
Total delinquency	3.67%	3.24%	4.24%	3.88%

Foreclosure/real estate owned(3)	1.88%	1.94%	2.30%	2.37%

(1)          n/m —Not meaningful.

(2)          Represents the loan servicing portfolio delinquencies as a percentage of the total number of loans and the total unpaid balance of the portfolio.

(3)          As of September 30, 2011 and December 31, 2010, there were 15,470 and 18,554 of loans in foreclosure with unpaid principal balance of $2.8 billion and $3.3 billion, respectively.

Fleet Management Services Segment

	Average for the			Average for the
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2011	2010	Change	2011	2010	Change
	(In thousands of units)
Leased vehicles	272	289	(6)%	275	292	(6)%
Maintenance service cards	324	286	13%	320	278	15%
Fuel cards	296	276	7%	293	274	7%
Accident management vehicles	297	290	2%	295	289	2%

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2011	2010	Change	2011	2010	Change
	(In millions)
Fleet management fees	$42	$38	11%	$128	$116	10%
Fleet lease income	370	342	8%	1,050	1,030	2%
Other income	20	17	18%	55	48	15%
Net revenues	432	397	9%	1,233	1,194	3%

Depreciation on operating leases	307	307	—	922	921	—
Fleet interest expense	20	25	(20)%	63	74	(15)%
Other expenses	84	48	75%	192	161	19%
Total expenses	411	380	8%	1,177	1,156	2%
Segment profit	$21	$17	24%	$56	$38	47%

AVAILABLE FUNDING UNDER ASSET-BACKED DEBT ARRANGEMENTS AND UNSECURED COMMITTED CREDIT FACILITIES

(In millions)

Capacity under all borrowing agreements is dependent upon maintaining compliance with, or obtaining waivers of, the terms, conditions and covenants of the respective agreements.  Available capacity under asset-backed funding arrangements may be further limited by asset eligibility requirements.  Available capacity under committed asset-backed debt arrangements and unsecured credit facilities as of September 30, 2011 consisted of:

		Utilized	Available
	Capacity	Capacity	Capacity
	(In millions)
Vehicle Management Asset-Backed Debt:
Term notes, in revolving period	$426	$426	$—
Variable-funding notes	1,543	1,111	432
Mortgage Asset-Backed Debt:
Committed warehouse facilities	2,985	2,078	907
Servicing advance facility	120	74	46
Unsecured Committed Credit Facilities(1)	530	96	434

(1)          Utilized capacity reflects $16 million of letters of credit issued under the Amended Credit Facility, which are not included in Debt in the Condensed Consolidated Balance Sheet.

Capacity for Mortgage asset-backed debt shown above excludes $2.1 billion not drawn under uncommitted facilities, and $777 million available under committed off-balance sheet gestation facilities as of September 30, 2011.

* NOTE REGARDING NON-GAAP FINANCIAL MEASURES

Core earnings (loss) (pre-tax and after-tax), core earnings (loss) per share, tangible book value and tangible book value per share are financial measures that are not in accordance with GAAP. See Non-GAAP Reconciliations below for a reconciliation of these measures to the most directly comparable GAAP financial measures as required by Regulation G.

Core earnings (loss) (pre-tax and after-tax) and core earnings (loss) per share involves differences from Segment profit (loss), Income (loss) before income taxes, Net income (loss) attributable to PHH Corporation and Basic earnings (loss) per share attributable to PHH Corporation computed in accordance with GAAP. Core earnings (loss) (pre-tax and after-tax) and core earnings (loss) per share should be considered as supplementary to, and not as a substitute for, Segment profit (loss), Income (loss) before income taxes, Net income (loss) attributable to PHH Corporation or Basic earnings (loss) per share attributable to PHH Corporation computed in accordance with GAAP as a measure of the Company’s financial performance.

Tangible book value and tangible book value per share involve differences from Total PHH Corporation stockholders’ equity computed in accordance with GAAP.  Tangible book value and tangible book value per share should be considered as supplementary to, and not as a substitute for, Total PHH Corporation stockholders’ equity computed in accordance with GAAP as a measure of the Company’s financial position.

The Company believes that these Non-GAAP Financial Measures can be useful to investors because they provide a means by which investors can evaluate the Company’s underlying key drivers and operating performance of the business, exclusive of certain adjustments and activities that investors may consider to be unrelated to the underlying economic performance of the business for a given period.

The Company also believes that any meaningful analysis of the Company’s financial performance by investors requires an understanding of the factors that drive the Company’s underlying operating performance which can be obscured by significant unrealized changes in value of the Company’s mortgage servicing rights, as well as any gain or loss on derivatives that are intended to offset market-related fair value adjustments on the Company’s mortgage servicing rights, in a given period that are included in Segment profit (loss), Income (loss) before income taxes, Net income (loss) attributable to PHH Corporation and Basic earnings (loss) per share attributable to PHH Corporation in accordance with GAAP.

Core earnings (loss) (pre-tax and after-tax) and core earnings (loss) per share

Core earnings (loss) (pre-tax and after-tax) and core earnings (loss) per share measure the Company’s financial performance excluding unrealized changes in fair value of the Company’s mortgage servicing rights that are based upon projections of expected future cash flows and prepayments as well as realized and unrealized changes in the fair value of derivatives that are intended to offset changes in the fair value of mortgage servicing rights.  The changes in fair value of mortgage servicing rights and related derivatives are highly sensitive to changes in interest rates and are dependent upon the level of current and projected interest rates at the end of each reporting period.

Value lost from actual prepayments and recurring cash flows are recorded when actual cash payments or prepayments of the underlying loans are received, and are included in core earnings based on the current fair value of the mortgage servicing rights at the time the payments are received.

The presentation of core earnings is designed to more closely align the timing of recognizing the actual value lost from prepayments in the mortgage servicing segment with the associated value created through new originations in the mortgage production segment.  The Company believes that it will likely replenish most, if not all, realized value lost from changes in value from actual prepayments through new loan originations and actively manages and monitors economic replenishment rates to measure its ability to continue to do so. Therefore, management does not believe the unrealized change in value of the mortgage servicing rights is representative of the economic change in value of the business as a whole.

Core earnings metrics are used in managing the Company’s mortgage business.  The Company has also designed certain management incentives based upon the achievement of core earnings targets, subject to potential adjustments that may be made at the discretion of the Human Capital and Compensation Committee of the Company’s Board of Directors.

Limitations on the use of Core Earnings

Since core earnings (loss) (pre-tax and after-tax) and core earnings (loss) per share measure the Company’s financial performance excluding unrealized changes in value of mortgage servicing rights, such measures may not appropriately reflect the rate of value lost on subsequent actual payments or prepayments over time. As such, core earnings (loss) (pre-tax and after-

tax) and core earnings (loss) per share may tend to overstate operating results in a declining interest rate environment and understate operating results in a rising interest rate environment, absent the effect of any offsetting gains or losses on derivatives that are intended to offset changes in fair value on the Company’s mortgage servicing rights.

Tangible book value and Tangible book value per share

Tangible book value is a measure of Total PHH Corporation stockholders’ equity computed in accordance with GAAP excluding the value of goodwill and other intangible assets. Tangible book value per share is a measure of tangible book value, on a per share basis, using the number of shares of outstanding PHH Corporation common stock as of the applicable measurement date.  Certain of the Company’s debt agreements contain indebtedness-to-tangible net worth ratio covenants, and such ratios are calculated using a measure of tangible net worth that is calculated on a basis similar to the Company’s calculation of tangible book value.  Accordingly, the Company believes that tangible book value and tangible book value per share provide useful supplementary information to investors.

PHH CORPORATION AND SUBSIDIARIES

NON-GAAP RECONCILIATIONS — CORE EARNINGS

(In millions, except per share data)

See “Note Regarding Non-GAAP Financial Measures” above in this press release for a description of the uses and limitations of these Non-GAAP Financial Measures.

Regulation G Reconciliation

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Loss before income taxes — as reported	$(242)	$(2)	$(223)	$(198)
Less: net income attributable to noncontrolling interest	10	15	17	22
Segment loss	(252)	(17)	(240)	(220)
Certain MSR fair value adjustments:
Market-related (1)	353	191	455	453
Credit-related (2)	8	6	(2)	25
Net derivative gain related to MSRs	(1)	—	(1)	—
Core earnings (pre-tax)	$108	$180	$212	$258

Net loss attributable to PHH Corporation — as reported	$(148)	$(8)	$(140)	$(133)
Certain MSR fair value adjustments:
Market-related, net of taxes (1)(3)	208	113	268	268
Credit-related, net of taxes (2)(3)	4	4	(1)	15
Core earnings (after-tax)	$64	$109	$127	$150

Basic loss per share attributable to PHH Corporation — as reported	$(2.62)	$(0.14)	$(2.48)	$(2.39)
Certain MSR fair value adjustments:
Market-related, net of taxes (1)(4)	3.69	2.03	4.76	4.82
Credit-related, net of taxes (2)(4)	0.08	0.07	(0.02)	0.27
Net derivative gain related to MSRs	(0.01)	—	(0.01)	—
Core earnings per share	$1.14	$1.96	$2.25	$2.70

(1)         Represents the Change in fair value of MSRs due to changes in market inputs and assumptions used in the valuation model.

(2)         Represents the Change in fair value of MSRs primarily due to the impact of changes in estimated portfolio delinquencies and foreclosures.

(3)         An incremental effective tax rate of 41% was applied to the MSRs fair value adjustments to arrive at the net of taxes amounts.

(4)         Basic weighted-average shares outstanding of 56.437 million and 55.621 million for the three months ended September 30, 2011 and 2010, respectively and 56.298 million and 55.404 million for the nine months ended September 30, 2011 and 2010, respectively were used to calculate per share amounts.

PHH CORPORATION AND SUBSIDIARIES

NON-GAAP RECONCILIATIONS — CORE EARNINGS BY SEGMENT

(In millions)

Regulation G Reconciliation

	Third Quarter 2011
	Mortgage Production Segment	Mortgage Servicing Segment	Fleet Management Services Segment	Other
Segment profit (loss)	$95	$(368)	$21	$—
Certain MSRs fair value adjustments:
Market-related (1)	—	353	—	—
Credit-related (2)	—	8	—	—
Net derivative gain related to MSRs	—	(1)	—	—
Core earnings (loss)	$95	$(8)	$21	$—

	Third Quarter 2010
	Mortgage Production Segment	Mortgage Servicing Segment	Fleet Management Services Segment	Other
Segment profit (loss)	$161	$(195)	$17	$—
Certain MSRs fair value adjustments:
Market-related (1)	—	191	—	—
Credit-related (2)	—	6	—	—
Core earnings	$161	$2	$17	$—

(1)   Represents the Change in fair value of MSRs due to changes in market inputs and assumptions used in the valuation model.

(2)   Represents the Change in fair value of MSRs primarily due to the impact of change in estimated portfolio delinquencies and foreclosures.

PHH CORPORATION AND SUBSIDIARIES

NON-GAAP RECONCILIATIONS — CORE EARNINGS BY SEGMENT

(In millions)

Regulation G Reconciliation

	Nine Months Ended September 30, 2011
	Mortgage Production Segment	Mortgage Servicing Segment	Fleet Management Services Segment	Other
Segment profit (loss)	$172	$(467)	56	$(1)
Certain MSRs fair value adjustments:
Market-related (1)	—	455	—	—
Credit-related (2)	—	(2)	—	—
Net derivative gain related to MSRs	—	(1)	—	—
Core earnings (loss)	$172	$(15)	$56	$(1)

	Nine Months Ended September 30, 2010
	Mortgage Production Segment	Mortgage Servicing Segment	Fleet Management Services Segment	Other
Segment profit (loss)	$235	$(492)	$38	$(1)
Certain MSRs fair value adjustments:
Market-related (1)	—	453	—	—
Credit-related (2)	—	25	—	—
Core earnings (loss)	$235	$(14)	$38	$(1)

(1)   Represents the Change in fair value of MSRs due to changes in market inputs and assumptions used in the valuation model.

(2)   Represents the Change in fair value of MSRs primarily due to the impact of change in estimated portfolio delinquencies and foreclosures.

PHH CORPORATION AND SUBSIDIARIES

NON-GAAP RECONCILIATIONS — TANGIBLE BOOK VALUE

(in millions)

Regulation G Reconciliation

	September 30,	December 31,
	2011	2010
PHH Corporation stockholders’ equity — as reported	$1,427	$1,564
Goodwill	(25)	(25)
Intangible assets	(34)	(36)
Tangible book value	$1,368	$1,503
Common shares issued and outstanding	56,340,713	55,699,218
Tangible book value per share	$24.28	$26.98